Exhibit 8.2

666 Third Avenue New York, NY 10017 212-935-3000 212-983-3115 fax www.mintz.com

December 1, 2020

XL Hybrids, Inc.

145 Newton Street

Boston, Massachusetts 02135

Ladies and Gentlemen:

We have acted as U.S. federal income tax counsel to XL Hybrids, Inc., a Delaware corporation, in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-4 (Registration No. 333-249248), as amended or supplemented through the date hereof (the “Registration Statement”), initially filed with the Securities and Exchange Commission on October 2, 2020, which includes the Proxy Statement/Prospectus describing the Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of September 17, 2020, by and among Pivotal Investment Corporation II, a Delaware corporation (“Parent”), PIC II Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and XL Hybrids, Inc., a Delaware corporation (the “Company”). The Merger Agreement and the ancillary documents thereto provide, among other things, for the merger of Merger Sub with and into the Company (the “Merger”), with the Company as the surviving corporation as a wholly-owned subsidiary of Parent, all on the terms and conditions set forth in the Merger Agreement. You have requested our opinion as to the U.S. federal income tax matters relating to the Merger described below. Unless otherwise indicated, capitalized terms used herein have the meanings ascribed to them in the Registration Statement.

In connection with providing our opinion, we have examined the Merger Agreement, the Registration Statement and such other documents, records and papers as we have deemed necessary or appropriate in order to render the opinion set forth herein. In addition, we have assumed that: (i) the Merger and related transactions will be consummated pursuant to and in accordance with the provisions of the Merger Agreement and as described in the Registration Statement (and no transaction, covenant or condition described therein and affecting this opinion will be waived or modified), (ii) the statements concerning the Merger and the parties thereto set forth in the Merger Agreement and the Registration Statement, are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Merger, (iii) all such statements qualified by knowledge, intention, belief or materiality or any comparable qualification are and will be true, complete and correct as if made without such qualification, (iv) the parties to the Merger Agreement have complied with, and if applicable, will continue to comply with, their respective covenants and agreements contained in the Merger Agreement, (v) the Company, Parent, and their respective subsidiaries will treat the Merger for U.S. federal income tax purposes in a manner consistent with the opinion set forth below, (vi) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, all relevant documents have been or will be duly executed in the form presented to us and all natural persons who have executed such documents had the requisite legal capacity to execute such documents, (vii) all applicable reporting requirements have been or will be satisfied, and (viii) as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding, or agreement, there is no such plan, intention, understanding, or agreement. We have not attempted to verify independently such statements or representations described in the foregoing sentence (as the case may be), but in the course of our representation, nothing has come to our attention that would cause us to question the accuracy thereof. If any of the above described assumptions is untrue or invalid for any reason, or if the Merger is consummated in a manner that differs from the manner described in the Merger Agreement and the Registration Statement, our opinion as expressed below may be adversely affected.

On the basis of the foregoing and in reliance thereon, subject to the assumptions, exceptions, limitations and qualifications set forth herein and described in the Registration Statement, we hereby confirm and adopt as our opinion as to the material U.S. federal income tax consequences of the Merger, the discussion set forth in the Registration Statement under the caption “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER” and pertaining to the U.S. federal income tax consequences of the Merger, insofar as such discussion constitutes statements of U.S. federal income tax law or legal conclusions, if the Merger is consummated as of the effective date of the Registration Statement.

December 1, 2020

We express no opinion on any issue or matter relating to the tax consequences of the transactions contemplated by the Merger Agreement or the Registration Statement other than the opinion set forth above. Our opinion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service (“IRS”) and case law, any of which may be changed at any time, including with retroactive effect. Our opinion represents our best judgment of how a court would decide if presented with the issues addressed herein and is not binding upon either the IRS or any court. Thus, no assurances can be given that a position taken in reliance on our opinion will not be challenged by the IRS or rejected by a court. Any change in applicable laws, or in the application or interpretation thereof, or the facts and circumstances surrounding the Merger and related transactions, or any inaccuracy in the statements, facts, or assumptions upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform the Company of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion solely in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references made therein to us insofar as they relate to statements of law or legal conclusions under the federal income tax laws of the United States, or pertain to matters of United States federal income tax law, in each case in connection with this opinion and the tax consequences of the Merger. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.